Exhibit 99.1

Ghost Technologies, Inc.

(Formerly IAEG Europe, Inc.)

(A Development Stage Company)

Balance Sheets

	June 30, 2004	June 30, 2003

Assets
Current Assets
Cash	$32	$507
Other current assets	––	––
Total Current Assets	32	507

Property and equipment, net	––	––
Other assets:
Due from related party	––	––
Total Assets	$32	$507

Liabilities and Stockholders’ Equity (Deficit)	––	.

Current Liabilities
Accounts payable	$227,681	$227,681
Due to related party	337,111	280,307
Other liabilities	––	19,561
Total Current Liabilities	564,752	527,549

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value: 5,000,000 shares authorized 2,000 shares issued and outstanding.	2	2

Common stock, $0.001 par value: 300,000,000 shares authorized, 5,766,799 issued and outstanding as of June 30, 2004 and 2003, respectively.	5,767	5,767

Additional paid in capital	376,583	376,583
Deficit accumulated during development stage	(947,112)	(909,394)
Total Stockholders’ Equity (Deficit)	(564,760)	(527,042)
Total Liabilities and Stockholders' Equity (Deficit)	32	507

Ghost Technologies, Inc.

(Formerly IAEG Europe, Inc.)

(A Development Stage Company)

Statements of Operations

(Unaudited)

	For the Years Ended June 30,		For the period from November 12, 1999 (inception) to June 30,
	2004	2003	2004

Revenues	$––	$5,511	$24,004

Cost of Goods Sold	––	1,506	8,766
Gross profit	––	4,005	15,238

Operating expenses
General and administrative	37,718	837,534	827,983
Impairment of long-lived assets	––	––	128,700
Depreciation	––	––	5,667
Total operating expenses	37,718	837,534	962,3502

Loss from operations	(37,718)	(833,529)	(947,112)

Other income (expense)
Interest income	––	––	––
Interest expense	––	––	––
Total other income (expense) - net	––	––	––
Net loss	$(37,718)	$(833,529)	$(947,112)

Net loss per share - basic and diluted	$(0.00)	$(0.14)	$(0.23)

Weighted average number of shares outstanding during the period - basic and diluted	5,766,799	5,766,799	4,045,321

Ghost Technologies, Inc.

(Formerly IAEG Europe, Inc.)

(A Development Stage Company)

Statements of Cash Flows

(Unaudited)

	For the Year Ended June 30,		For the period from November 12, 1999 (inception) to June 30,
	2004	2003	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(37,718)	$(833,529)	$(947,112)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	––	––	5,667
Stock issued for services	––	243,133	244,133
Impairment of long lived assets	––	––	128,700
Changes in operating assets and liabilities
Current assets	––	––	––
Accounts payable	––	221,431	227,681
Other liabilities	(19,560)	19,561	––
Net Cash Used In Operating Activities	(57,278)	(349,404)	(340,931)
CASH FLOWS USED FROM INVESTING ACTIVITIES
Purchase of fixed assets	––	––	(134,367)
Net Cash Used In Investing Activities	––	––	(134,367)
CASH FLOWS FROM FINANCING ACTIVITIES
Funds provided by (to) related party	56,803	280,307	337,111
Sale of preferred stock	––	––	––
Proceeds from sale of common stock	––	69,604	138,219
Net Cash Provided By Financing Activities	56,803	349,911	475,330
Net increase (decrease) in cash	(475)	507	32
Cash - beginning of period	507	507	32
Cash - end of period	$32	$32	$507
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Income taxes	$––	$––	$––
Interest	$––	$––	$––

Ghost Technologies, Inc.

(Formerly IAEG Europe, Inc.)

Statement of Changes in Stockholders’ Equity

For the Year Ended June 30, 2004

And For the Period from November 12, 1999 (Inception) to June 30, 2004

	Preferred Stock Series A		Common Stock, $.001 Par Value		Additional Paid-In	Deficit Accumulated During Development	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
Issuance of common stock for cash November 15, 1999 - related parties - founder shares
($0.001/share)	––	$––	1,800,000	$1,800	$––	$––	$1,800
Issuance of common stock for cash December 5, 1999 - ($0.05/share) (Pursuant to Rule 504
Offering)	––	––	840,000	840	41,160	––	42,000
Net loss, 1999	––	––	––	––	––	(12,460)	(12,460)
Balance December 31, 1999	––	$––	2,640,000	$2,640	$41,160	$(12,460)	$31,340
Issuance of common stock for cash May 31, 2000 - ($0.05/share) (Pursuant to Rule 504
Offering)	––	––	371,300	371	18,194	––	18,565
Net loss, 2000	––	––	––	––	––	(20,985)	(20,985)
Balance December 31, 2000	––	––	3,011,300	$3,011	$59,354	$(33,445)	$28,920
Shareholder contribution	––	––	––	––	6,250	––	6,250
Net loss, 2001	––	––	––	––	––	(20,255)	(20,255)
Balance December 31, 2001	––	––	3,011,300	$3,011	$65,604	$(53,700)	$14,915
Shares issued in lieu of compensation	2,000	2	––	––	998	––	1,000
Net loss, 2002	––	––	––	––	––	(22,165)	(22,165)
Balance December 31, 2002	2,000	2	3,011,300	$3,011	$66,602	$(75,865)	$(6,250)
Shares issued for cash - (0.22/share) (pursuant to Rule 504 offering)			324,171	324	69,280		69,604
Shares issued for services			2,431,328	2,432	240,701		243,133
Net Loss for the six month ended June 30, 2003						(833,529)	(833,529
Balance June 30, 2003				5,767	376,583	(909,394)	(527,044)
Net Loss Year ended June 30, 2004	––	––		––	––	(37,718)	(37,718)
Balance June 30, 2004	2,000	2	5,766,799	5,767	376,583	(947,112)	(564,760)

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